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                                                                   EXHIBIT 10.8

                               SUBLEASE AGREEMENT




      THIS Sublease Agreement, dated this 25th day of October, 1993, made and entered into between GREEN HOLDINGS, INC., an Iowa corporation with an office at 5275 DTC Parkway, Building 44, Englewood, CO 80111, as Sublessor and J.D. EDWARDS & COMPANY, a Colorado corporation with an office at 8055 E. Tufts Avenue, Denver, Colorado 80237, as Sublessee (whether one or more).

                                   WITNESSETH

      1. Sublessor hereby demises, leases and lets unto Sublessee the following described premises in Denver County, State of Colorado to with:

      An office suite located on the 7th floor of the Stanford Place I Building consisting of 17,145 useable square feet and 19,373 rentable square feet, as more particularly described on Exhibit A attached hereto and made a part hereof, said premises being located at 8055 E. Tufts Avenue in the City of Denver, Colorado, together with the buildings and equipment, if any, located thereon and owned by Sublessor for the following term:

      Beginning on the 1st day of November, 1993, and ending on the 25th day of August, 1995.

      2. Sublessee agrees to pay to Sublessor, with rental checks payable to Green Holdings, Inc., 5275 DTC Parkway, Building 44, Englewood, Colorado 80111 (until notified to pay differently) the sum of Fourteen Thousand Five Hundred Twenty-Nine and 75/100 Dollars ($14,529.75) per month payable monthly in advance. Sublessor acknowledges receipt of the first and the last full month's rental together with any portion due from date hereof until the first day of the succeeding month. Without limiting any of Sublessor's other rights herein, it is agreed that if rentals are delinquent for a period of thirty (30) days, Sublessor may assess Sublessee a one percent (1%) per month delinquency charge on the unpaid rentals. In the event the delinquency charge above is deemed excessive by federal or state law, then the highest applicable charge shall be assessed.

      3. Sublessor agrees to provide Sublessee a tenant finish allowance of Forty Thousand and no/100 Dollars ($40,000.00) due and payable by check upon execution hereof

      4. SUBLESSEE AGREES THAT IT HAS MADE A PERSONAL INSPECTION OF THE LEASED PREMISES AND ANY BUILDINGS AND OTHER IMPROVEMENTS THEREON AND IS SATISFIED WITH CONDITION AND FITNESS THEREOF AND ACCEPTS THE SAME "AS IS"; PROVIDED, HOWEVER, SUBLESSEE AGREES TO CORRECT AT ITS OWN EXPENSE, ANY SIGNIFICANT OBVIOUS DAMAGE IT MAY

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HAVE DONE TO THE LEASED PREMISES PRIOR TO SUBLESSEE'S OCCUPANCY. SUBLESSOR DOES
NOT WARRANT EITHER EXPRESSLY OR IMPLIEDLY THE CONDITION OR FITNESS OF THE PROPERTY LEASED HEREUNDER, ANY SUCH WARRANTY BEING HEREBY EXPRESSLY NEGATIVED. Tenant finish shall be comparable to that found on the first 11 floors of Stanford Place I.

      5. Sublessor agrees to transfer to Sublessee the rights to and the use of thirty-four (34) indoor parking spaces assigned to the 7th floor office space. These parking spaces are identified in General Conditions, "P".

      6. Sublessee shall defend, indemnify and save Sublessor harmless for any losses, costs or expenses resulting from suits, demands or other claims for damages to persons or property,arising out of the use or existence of the buildings, structures, improvements and other personal property located on the leased premises except where such damages arise out of the gross negligence or willful misconduct of Sublessor, its employees, agents or invitees; however, Sublessor at his election may intervene or provide its own defense.

      7. Upon termination of this Sublease, Sublessee agrees to peacefully quit and surrender possession of the leased premises. If Sublessee fails to so quit and surrender possession, Sublessor shall have the right to take possession by any lawful means, using such force as may be necessary, without being deemed guilty of any trespass, and without the necessity of first reporting to any court process. If Sublessee shall remain in possession after the date of expiration or termination of this Sublease and after the effective date of notice by Sublessor to terminate this Sublease, the Sublessee will pay as rent for the leased premises during such time a sum equal to one hundred twenty-five percent (125%) of the rent herein provided.

      8. Should Sublessor's interest in the premises leased hereunder be that of a lessee then this Sublease shall automatically terminate without notice upon the termination, for any cause whatsoever including action or inaction of Sublessor, of Sublessor's leasehold estate in the premises leased hereunder.

      9. All notices required or which may be given hereunder shall be considered as properly given if delivered in writing, personally or sent by certified United States mail, postage prepaid with return receipt requested, addressed as follows:

            Sublessor:  GREEN HOLDINGS, INC., 5275 DTC Parkway, Building
                  44, Englewood, Colorado 80111

            Sublessee:  J.D. EDWARDS & COMPANY, 8055 E. Tufts Avenue,
                  Denver, Colorado 80237

      10. This Sublease shall not be binding on Sublessor or Sublessee unless or until executed on its behalf by an officer of the company or an employee having actual authority to execute this Sublease.


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      11. This Sublease includes the General Conditions attached hereto which are by reference incorporated herein. This instrument with the General Conditions so incorporated and any Annex attached hereto constitute the complete agreement of the parties hereunder and there are no oral agreements or understandings between the parties concerning the property covered by this Sublease Agreement.

      Executed the day and year first above written.


WITNESS:                                  GREEN HOLDINGS, INC.
/s/ signature readable                    By:/s/ signature unreadable
                                          SUBLESSOR
WITNESS:                                  J.D. EDWARDS & COMPANY
/s/ signature unreadable                  By:/s/ signature unreadable

                                    SUBLESSEE

                                CONSENT OF LESSOR
                                -----------------

The undersigned, as the Lessor under the Lease Agreement referenced in Paragraph M of the General Conditions attached hereto, hereby gives the consent of Lessor to the foregoing Sublease and approves of the Sublessee therein as required by the provisions of said Lease Agreement.



                                          PHLLIPS PETROLEUM COMPANY, LESSOR

                                          By:/s/ signature unreadable
                                                Attorney-in-Fact
                                          Date: 11/12/93


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                               GENERAL CONDITIONS


A. Sublessee covenants and agrees that it will not permit any illegal or immoral activity on the leased premises nor will it permit any nuisance to be created or maintained thereon.

B. Upon failure of Sublessee to pay rentals or any part thereof when due or upon Sublessee's failure to carry out any obligation placed on it under this Sublease or upon the death of Sublessee or upon Sublessee's making an assignment for benefit of creditors, filing a voluntary petition in bankruptcy or being adjudicated bankrupt or insolvent, Sublessor may, without notice, declare this Sublease at an end and void, and may re-enter and take possession of said premises and may recover rentals due in any appropriate action at law, or may recover he possession of said premises and damages for the detention thereof and/or for such failure by any appropriate remedy at law or in equity.

C. Sublessor shall pay all charges for utilities and other services supplied to the premises as and when the same shall come due.

D. Sublessor shall render for taxation and pay all taxes and assessments, general and special, on the leased premises and any buildings or other improvements permanently fixed to the realty. Sublessee shall pay all taxes and assessments on all property owned by Sublessee and located on the leased premises.

E. Sublessee shall pay to Sublessor together with each rental payment the amount of any sales and/or use tax due thereon.

F. At his own expense Sublessee shall keep the leased premises and all buildings and other improvements located thereon in good repair. Sublessee will upon the expiration or termination of this Sublease for any reason deliver up the property leased hereunder to Sublessor in as good condition as when received by Sublessee, depreciation due to a reasonable use thereof excepted.

G. All additions, fixtures or improvements which may be made by Sublessee, except moveable furnishings, shall become the property of Sublessor and remain upon the leased premises as a part thereof, and be surrendered with the leased premises at the termination of this Sublease.

H. Sublessee agrees to obtain and maintain at its expense at all times during the term hereof the following insurance:

      1. Workmen's Compensation Insurance in compliance with the laws of the state in which the leased premises are located and Employer Liability Insurance with limit of not less than $100,000.


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      2.    Comprehensive Public Liability Insurance covering Sublessee's use and occupancy of the leased premises with bodily injury, including death, limit of not less than $1,000,000 per occurrence and property damage limit of not less than $300,000 per occurrence.

      Sublessee shall upon request furnish Sublessor with certified copies of the policies or certificates evidencing the above insurance.

      I. Sublessee shall not sell, hypothecate or assign this Sublease or sublet the premises without the prior written consent of Sublessor which consent shall not be unreasonably withheld.

J. Should all or any part of the leased premises be taken by eminent domain proceedings or purchased by any public or quasi-public body having the power of eminent domain, all proceeds from such taking or purchase shall belong exclusively to Sublessor, except that Sublessor shall have no claim to any award for loss or damage to Sublessee's trade fixtures, removable personal property, which Sublessee is entitled to remove upon expiration of the term of this Sublease. In the event such taking or purchase shall materially interfere with Sublessee's use of the leased premises, Sublessee may at its option terminate this Sublease.

K. In the event of any building on the leased premises shall be destroyed or damaged by fire, explosion, the elements, or other causes so as to render the same wholly or in part unfit for occupancy, and if the same cannot be repaired within ninety (90) days from the date of such casualty, this Sublease shall terminate on the date of such casualty. If such building can be repaired in such ninety (90) day period then Sublessor shall notify Sublessee within ten (10) days of such casualty if it elects to repair said building within such ninety
(90) day period. If Sublessor does not so elect, then Sublessee may terminate this Sublease by giving notice in writing to Sublessor. If Sublessor elects to repair said building but fails to do so, this Sublease shall terminate on the expiration of said ninety
      (90) days. In the event of any such termination, the Sublease shall immediately surrender possession of the premises. If Sublessor repairs the said building within the ninety (90) day period, this Sublease shall continue in full force and effect. Sublessee shall not be required in any event to pay rent for any period in which the leased premises are wholly unfit for the conduct of Sublessee's business and shall be required during any period which a part of the premises are unfit for the conduct of Sublessee's business to pay as rent the stipulated rent multiplied by a fraction the numerator of which is the area of the leased premises which is fit for the conduct of Sublessee's business and the denominator of which is the total area of the leased premises.

L. Sublessor reserves the right to place or post "FOR LEASE" signs on the property to signify the leased property is available for lease no earlier than four (4) months prior to termination of this Sublease.



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M. This Sublease is subject to all of the terms and conditions of that certain
Lease Agreement dated March 1, 1989 and Amendment dated November 8, 1989 between Phillips Petroleum Company, as Lessor, and Green Holdings, Inc., as Lessee, a copy of said Lease Agreement being attached hereto as Exhibit B and made a part hereof.

N. Total lease rental for the primary term hereof amount to $316,842.29 payable in monthly installments as provided hereinabove (21 payments of $14,529.75 and 1 payment of $11,717.54).

0. Sublessee shall pay its allocated and proportionate share of any increase in operating costs as defined in Paragraph 2 of Exhibit B hereof in excess of such costs incurred in Sublessee's base year which base year shall be defined as the period 1/7/93 - 12/31/93. It is agreed that Sublessee's allocated percentage of Sublessor's operating costs shall be 7.2% of the operating costs payable by Sublessor to Lessor pursuant to the Lease Agreement referenced in Paragraph M above. The method of billing Sublessee for any such increase shall be consistent with the provisions of said Paragraph 2.

P.    Sublessee will provide the following parking spaces at no additional cost:

            Spaces B302 through B307       6 spaces
            C108 through C117             10 spaces
            C211 through C215              5 spaces
            C315 through C327             13 spaces

                  Total                   34 spaces








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